UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2025

Primo Brands Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-42404	99-3483984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1150 Assembly Drive, Suite 800,	900 Long Ridge Road, Building 2
Tampa, Florida 33607	Stamford, Connecticut 06902

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (813) 544-8515

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, $0.01 par value per share	PRMB	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Stock Purchase Agreement

On May 7, 2025, Primo Brands Corporation (the “Company”) entered into a stock purchase agreement (the “Stock Purchase Agreement”) with two of its stockholders (the “Selling Stockholders”), which are affiliates of One Rock Capital Partners. Pursuant to the Stock Purchase Agreement, the Company agreed to repurchase 3,157,562 shares of its Class A common stock, par value $0.01 per share (the “Class A Common Stock”), from the Selling Stockholders at a price per share equal to the price paid by the underwriters in the Offering (as defined below) (the “Share Repurchase”). The Share Repurchase closed concurrently with the Offering on May 12, 2025. The repurchased shares of Class A Common Stock are no longer outstanding.

The foregoing description of the Stock Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Stock Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated herein by reference.

Underwriting Agreement

On May 8, 2025, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with the Selling Stockholders and BofA Securities, Inc. and Morgan Stanley & Co. LLC, as underwriters (the “Underwriters”), in connection with the underwritten secondary offering by the Selling Stockholders of 47,500,000 shares of Class A Common Stock, resulting in total gross proceeds to the Selling Stockholders of approximately $1.5 billion (the “Offering”). The Offering closed on May 12, 2025. The Selling Stockholders received all of the proceeds from the Offering. No shares were sold by the Company.

The Offering was made pursuant to a prospectus supplement, dated May 8, 2025, to the prospectus, dated March 7, 2025, which was included in the Company’s shelf registration statement on Form S-1 (File No. 333-284501) initially filed with the Securities and Exchange Commission on January 27, 2025, and which became effective on March 7, 2025.

The Underwriting Agreement contains customary representations, warranties, covenants, and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, the Selling Stockholders, and the Underwriters, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties, and termination provisions. The representations, warranties, and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On May 8, 2025, the Company issued a press release announcing the commencement of the Offering and the Share Repurchase. A copy of the press release is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference. The information furnished with this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated May 8, 2025, by and among the Company, the Selling Stockholders, and BofA Securities, Inc. and Morgan Stanley & Co. LLC, as underwriters.

10.1	Stock Purchase Agreement, dated May 7, 2025, by and among the Company and the Selling Stockholders.

99.1	Press Release, dated May 8, 2025.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Primo Brands Corporation

Date: May 12, 2025	By:	/s/ Marni Morgan Poe
Marni Morgan Poe
General Counsel & Corporate Secretary